Exhibit 10.1

EQUIPMENT PURCHASE AGREEMENT

This EQUIPMENT PURCHASE AGREEMENT (this “Agreement”), is made and entered into as of May 21st, 2021 (the “Effective Date”), by and among Alamo Pump Holdings, LLC, a Texas limited liability having a place of business at 1101 Little School Road, Arlington, Texas 76017, and its’ permitted assignees (“Alamo or Buyer”), and U.S. Well Services, LLC, a Delaware limited liability company with its principal business office at 1360 Post Oak, Blvd, Suite 1800, Houston, Texas 77056 (USWS or Seller), (“Seller” and together with “Buyer”, the “Parties,” and each a “Party,”).

W I T N E S S E T H:

WHEREAS, Seller is the owner of certain hydraulic fracturing pumps and other equipment as described on Exhibit A attached hereto and referred to herein as the “Equipment” and each individually referred to herein as a “Piece of Equipment”;

WHEREAS, Buyer wishes to purchase the Equipment from Seller and Seller wishes to accommodate the request of Buyer, and sell said equipment, as anticipated by the terms of this Agreement.

NOW, THEREFORE, for and in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and conditions hereinafter set forth, the Parties do hereby agree as follows:

1.  Purchase and Sale of the Equipment. Subject to the terms and conditions of this Agreement, Seller at closing shall sell, transfer, assign, convey and shall delivers to Buyer, and Buyer at closing shall purchase, acquire, and accept from Seller, the Equipment, free and clear of any liens, claims or encumbrances of any third party. Seller will not provide any type of warranty or guaranty for the Equipment but does quit claim and assign to Buyer each and every warranty of any kind or character provided by a third party manufacturer of any Piece of Equipment or any component part of the Equipment. Seller shall deliver the Equipment along with one or more Bills of Sale as described in Section 9 necessary to transfer ownership to Buyer on the Closing Date. To consummate closing Buyer shall tender to Seller the amount specified in section 2 of this agreement on or before the closing date to be commensurate with the delivery of said Bills of Sale.  Buyer shall have the right to inspect and accept the Equipment on or before the Closing Date. The place of delivery of the Equipment shall be at one of Seller’s operations yards to be mutually agreed upon.

(a)Purchase Price and Payment for the Equipment. The Closing date of the sale and purchase of the Equipment will be on or before July 15, 2021 (the “Closing Date”). The aggregate purchase price for the Equipment shall be TWENTY-ONE MILLION AND NO/100 DOLLARS ($21,000,000.00) (the “Purchase Price”). Buyer shall pay Seller an initial deposit off THREE HUNDRED THOUSAND & 00/100 DOLLARS

Equipment Purchase Agreement – Alamo

($300,000.00) (the “Initial Deposit”) which shall provide Buyer exclusivity to purchase the equipment during the term of this Agreement and shall cause the Seller to refrain from marketing such equipment during the term of this Agreement.  Payment shall be made by wire transfer of immediately available funds to a bank account specified by Seller to Buyer before the end of business May 25th, 2021. This sum shall be applied to the total purchase price at closing. Upon Seller’ lender giving written approval of the proposed asset sale, then Buyer shall deposit an additional THREE HUNDRED THOUSAND & 00/100 DOLLARS ($300,000.00) (the Additional Deposit”).  The balance of the Purchase Price shall be paid to Seller in immediately available funds on the Closing Date. If Buyer is unable to close for any reason, it shall forfeit the deposit as liquidated damages to Seller as reimbursement for Seller taking the Equipment off the market and ceasing communications with other potential buyers from the date of execution to the date of closing.  If Seller is unable to close because of a lack of lender approval then said deposit shall be returned to Buyer and that returned deposit shall be the only recourse Buyer shall have against Seller and their failure to complete the sale.

2.  Representations of Seller.  Seller represents to Buyer as follows:

(a)Seller has the requisite legal capacity, power and authority to enter into this Agreement, to consummate the transactions contemplated hereunder and to perform its obligations under this Agreement.

(b)This Agreement has been duly authorized, executed and delivered by it and is a legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors’ rights generally and by legal and equitable limitations on the availability of specific remedies.

(c)Seller does not require the consent, notice or other action by any individual, entity or governmental authority, other than the consent of Seller’s lender to enter into this Agreement, and the Agreement does not conflict with or result in a violation or breach of, with or without notice or lapse of time or both, this or any other agreement or create in any party the right to terminate, modify or cancel this Agreement.

(d)Seller is not under any plan of merger, consolidation, reorganization, liquidation or dissolution or has filed or intends to file a petition in bankruptcy under any provisions of federal or state bankruptcy law or is aware of any involuntary filing of any bankruptcy petition against it under any similar law.

(e)Upon the Closing Date, subject to lender approval, Seller shall have good and marketable title to the Equipment free and clear of all liens (statutory or otherwise), claims, or actions existing or threatened against Seller that would interfere with Seller’s use or sale of the Equipment.

(f)As of the Closing Date, subject to lender approval, Seller shall have the absolute right to transfer the Equipment as provided herein. Upon the sale of the Equipment as contemplated by this Agreement, Buyer will obtain good and valid title to the Equipment free and clear of all liens or other encumbrances.

3.  Representations of Buyer. Buyer represents to Seller as follows:

Equipment Purchase Agreement – Alamo

a.Buyer has the requisite legal capacity, power and authority to enter into this Agreement, to consummate the transactions contemplated hereunder and to perform its obligations under this Agreement.

b.This Agreement has been duly authorized, executed and delivered by it and is a legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors’ rights generally and by legal and equitable limitations on the availability of specific remedies.

4.  Risk of Loss and Assumption. Notwithstanding any agreement between Buyer and Seller, Seller will bear all risk of loss or damage regarding or related to the Equipment until the Closing Date. On the Closing Date, Buyer shall assume all liabilities, duties, obligations, risk of loss, claims, losses, and related responsibility for the ownership, operation, use of the Equipment, and any condition of or on the Equipment.

5.  Bill of Sale. On the Closing Date, Seller shall submit to Buyer and/or each assignee of Buyer one or more Bills of Sale with the warranties of title as described in this Agreement pursuant to which Seller shall convey each Piece of Equipment to Buyer. Seller shall also convey to Buyer the certificates of title or origin (or like documents) with respect to the Equipment, and any necessary transfer documents or authorizations which Buyer may submit to the applicable governmental authority to have title and ownership of the Equipment transferred into the name of Buyer.

6.  Taxes. Buyer shall be responsible for any sales, use, or transfer tax, documentary stamp tax, excise tax, registration fees or similar taxes due in connection with the transaction contemplated by this Agreement. Each Party agrees to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file tax returns with respect to such taxes.

7.  Further Assurances. Buyer and Seller shall take all such further actions and execute, acknowledge and deliver all such further documents that are necessary or useful in carrying out the purpose of this Agreement. So long as authorized by applicable law so to do, Seller shall execute, acknowledge and deliver to Buyer all such other additional instruments of conveyance, assignment and transfer for the Equipment and do all such other and further acts and things as is reasonably necessary or useful to more fully and effectively assign, convey and deliver to Buyer the Equipment.

8.  Seller Indemnification. Subject to the terms and conditions of this Agreement, Seller shall indemnify, defend, and hold harmless Buyer and its representatives/officers, directors, employees, agents, affiliates, successors, and permitted assigns (collectively, "Indemnified Party") against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys' fees, fees, and the costs of enforcing any right to indemnification under this Agreement and the cost of pursuing any insurance providers, (collectively, "Losses"), arising out or resulting solely from breach or non-fulfillment of the warranty of title or failure to deliver the Equipment after Closing.

Equipment Purchase Agreement – Alamo

9.  Disclaimers and Excluded Damages. THE EQUIPMENT IS USED AND NOT NEW. EXCEPT FOR THE WARRANTY OF TITLE PROVIDED IN THIS AGREEMENT, BUYER ACKNOWLEDGES THAT IT IS ACQUIRING THE EQUIPMENT IN ITS “AS IS, WHERE IS” CONDITION AND STATE OF REPAIR, AND WITH ALL FAULTS AND DEFECTS, AND THAT SELLER HAS MADE NO REPRESENTATION, WARRANTY, OR COVENANT OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WARRANTIES OF MARKETABILITY, QUALITY, CONDITION, CONFORMITY TO SAMPLES, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH SELLER DISCLAIMS AND BUYER WAIVES, AND BUYER IS RELYING SOLELY ON ITS OWN EXAMINATION AND INVESTIGATION OF THE EQUIPMENT. SELLER MAKES NO REPRESENTATION, COVENANT, OR WARRANTY, EXPRESS OR IMPLIED, OR STATUTORY, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA OR RECORDS DELIVERED TO BUYER WITH RESPECT TO THE EQUIPMENT, INCLUDING, WITHOUT LIMITATION, ANY DESCRIPTION OF THE EQUIPMENT, OR OF THE QUALITY OF THE EQUIPMENT, OR THE FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT. BUYER ACKNOWLEDGES THAT: (I) THE EQUIPMENT HAS BEEN USED FOR OILFIELD SERVICES OPERATIONS AND PHYSICAL CHANGES IN THE EQUIPMENT AND THE INTEGRITY OF THE EQUIPMENT MAY HAVE OCCURRED AS A RESULT OF THESE USES AND (II) SUCH CHANGES MAY NOT BE READILY APPARENT BY A PHYSICAL INSPECTION.

10.  Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or when sent by registered or certified mail, electronic mail with confirmation of receipt or by overnight courier service addressed as follows:

If to Buyer, to:

Alamo Pump Holdings, LLC 1101 Little Scholl Road Arlington, Texas 76017

Attention: Joe McKie or Jeff Hansen

E-mail:

If to Seller, to:

U.S. Well Services, LLC

1360 Post Oak Blvd, Suite 1800

Houston, Texas, 77056

Attn: Josh Shapiro

E-Mail –

With Copy to:

Bart Bellaire

E-Mail –

or to such other address as such Party may indicate by a notice delivered to the other Party.

Equipment Purchase Agreement – Alamo

11.  Successors and Assigns. This agreement may be assigned by the Buyer to an Affiliate of Buyer with notice to, but without the required consent of Seller. This agreement may not be otherwise assigned to a non-affiliate of Buyer, except with the written consent of the Seller, which shall be given or withheld at the complete discretion of Seller. If Agreement is assigned as anticipated herein, it shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any individual or entity other than the Parties and successors and assigns permitted by this Section any right, remedy or claim under or by reason of this Agreement.

12.  Entire Agreement; Amendments. This Agreement, the exhibits referred to herein and therein and the documents delivered pursuant hereto contain the entire understanding of the Parties with regard to the subject matter contained herein or therein, and supersedes all prior agreements, understandings or letters of intent between or among any of the Parties as related to the Equipment. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the Parties.

13.  Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

14.  Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by a Party or the Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any Party, it is authorized in writing by an authorized representative of such Party. The failure of any Party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

15.  Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Texas.

16.  Submission to Jurisdiction; Waiver of Jury Trial. SELLER AND BUYER HEREBY IRREVOCABLY SUBMIT IN ANY ACTION, SUIT, CLAIM, INVESTIGATION, REVIEW, OR OTHER JUDICIAL OR ADMINISTRATIVE PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS AND THE JURISDICTION OF ANY COURT OF THE STATE OF TEXAS LOCATED IN TARRANT COUNTY AND, IN EACH CASE, APPROPRIATE APPELLATE COURTS THEREFROM AND WAIVE ANY AND ALL OBJECTIONS TO JURISDICTION THAT THEY MAY HAVE UNDER THE LAWS OF THE STATE OF TEXAS OR THE UNITED STATES. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY

Equipment Purchase Agreement – Alamo

HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

17.  No Rights in Third Parties. Nothing expressed or implied in this Agreement is intended to confer upon any person, other than Seller and Buyer and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

18.  Equitable Remedies. Seller acknowledges and agrees that (a) a breach or threatened breach by Seller of its obligation to deliver the Equipment after Closing would give rise to irreparable harm to the Buyer for which monetary damages would not be an adequate remedy and (b) in the event of a breach or a threatened breach by Seller of such obligation, Buyer shall, in addition to any and all other rights and remedies that may be available to Buyer at law, at equity, or otherwise in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction, without any requirement to post a bond or other security, and without any requirement to prove actual damages or that monetary damages will not afford an adequate remedy. Seller agrees that Seller will not oppose or otherwise challenge the appropriateness of equitable relief or the entry by a court of competent jurisdiction of an order granting equitable relief, in either case, consistent with the terms of this Section.

19.  Headings. The descriptive headings of the several sections of this Agreement contained herein are for convenience only and shall not affect the construction hereof.

20.  Conflicts, Etc. To the extent that any conflicts exist between the provisions of this Agreement and any assignment, assumption, release, or other instrument or document executed, acknowledged or delivered pursuant to this Agreement, the provisions of this Agreement will prevail, and the Parties shall take such steps as may be required or desirable to conform the conflicting provisions thereof to this Agreement.

21.  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement and shall become binding when one or more counterparts have been signed by each of the Parties and delivered to each of the Parties. Counterparts to this Agreement may be delivered via facsimile or electronic mail. Delivery of an executed counterpart of a signature page to this Agreement shall be as effective as delivery of a manually executed counterpart of this Agreement.

22.  Survival. Subject to the limitations and other provisions of this Agreement: (a) the representations and warranties of the Parties contained herein shall survive the expiration or earlier termination of this Agreement; and (b) Sections 7, 9, 10, 16, 17 and 19 of this Agreement, as well as any other provision that, in order to give proper effect to its intent, should survive such expiration or termination, shall survive the expiration or earlier termination of this Agreement.

[Signature Page to Follow]

Equipment Purchase Agreement – Alamo

I N WITNESS WHEREOF. the Parties have executed this Agreement as of the date first above written.

BUYER:

ALAMO PUMP HOLDINGS, LLC

By:    /s/ Michael “Joe” McKie

Name:Michael “Joe” McKie

Title:President and CEO

Date: May 21, 2021

SELLER:

U.S. Well Services, LLC

By:    /s/ Joel Broussard

Name: Joel Broussard

Title: President & CEO

Date: May 21, 2021

[ Sig nature Page 10 Equipment Purchase Agreement J

EXHIBIT A THE EQUIPMENT